SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            May 4, 2004

Systemax Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13792 (Commission File number)	11-3262067 (I.R.S. Employe Identification No.)

11 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (516) 608-7000

Item 12. Results of Operation and Financial Condition.

           The following press release regarding First Quarter 2004 financial results was issued by the Company on May 4, 2004:

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Steven M. Goldschein
516-608-7000

SYSTEMAX REPORTS RECORD QUARTERLY SALES

PORT WASHINGTON, NY, May 4, 2004 - Systemax Inc. (NYSE:SYX), a leading manufacturer and distributor of PC hardware, related computer products and industrial products in North America and Europe, today announced results for the first quarter ended March 31, 2004.

Net sales for the first quarter were a record $485.7 million compared to $426.5 million in the year ago quarter, an increase of 13.9% and 11% higher than fourth quarter sales in 2003 which is typically the Company’s strongest quarter. Sales in North America increased 13.9% compared to the year ago quarter, fueled by strong internet sales at the Company’s Tiger Direct subsidiary. European sales increased 13.9% in US dollars and were generally above year ago levels in local currencies. Net income was $2.4 million ($.07 per fully diluted share) compared to $5.0 million ($.15 per fully diluted share) in the same period last year. Results in 2004 include $4.0 million of pretax restructuring charges relating to the Company’s reorganization of its computer business. Excluding the effects of restructuring and other charges, net income would have been $5.2 million, or $.15 per diluted share, compared to $5.1 million, or $.15 per diluted share, last year. (A reconciliation between income from operations, as reported in accordance with GAAP, and pro forma net income, excluding the adjustments discussed above, has been provided.)

Richard Leeds, Chairman and Chief Executive Officer, stated, "We continue to record strong sales in our North American computer business through our expanded e-commerce activities in the consumer market. I am particularly encouraged by the overall growth of our consolidated e-commerce sales which amounted to 25.1% of consolidated net sales this year compared to 20.9% last year. Our previously announced computer business reorganization is almost complete. In the second quarter we should begin to see the effect of the reductions in personnel and expenses that we have made." Mr. Leeds added, "The pressure on gross margins eased somewhat during the first quarter, especially in Europe, improving overall to 15.4% of net sales from 14.9% in the prior quarter. However, it is still below the 17.0% achieved a year ago."

Systemax Inc. (www.systemax.com) has developed an integrated system of branded e-commerce web sites, direct mail catalogs, infomercials and relationship marketers to sell PC hardware, related computer products and industrial products in North America and Europe. Systemax is a Fortune 1000 company.

SYSTEMAX INC.
Condensed Consolidated Statements of
Operations
(In thousands, except per share and share amounts)

                                                          Three Months Ended
                                                              March 31,
                                                              --------
                                                        2004                 2003
                                                        ----                 ----
Net Sales                                              $485,736             $426,461
Cost of Sales                                           410,916              353,983
                                                  --------------        -------------
Gross Profit                                             74,820               72,478
Selling, General and Administrative Expenses             65,575               63,801
Restructuring and Other Charges                           4,042                  112
                                                  --------------        -------------
Income From Operations                                    5,203                8,565
Interest And Other Expense, Net                             647                  214
                                                  --------------        -------------
Income Before Income Taxes                                4,556                8,351
Provision For Income Taxes                                2,144                3,316
                                                  --------------        -------------
Net Income                                               $2,412               $5,035
                                                  ==============        =============

Net Income Per Common Share:
Basic                                                      $.07                 $.15
                                                  ==============        =============
Diluted                                                    $.07                 $.15
                                                  ==============        =============

Weighted Average Common And Common Equivalent Shares:
Basic                                                34,304,883           34,104,290
                                                  ==============        =============
Diluted                                              35,218,480           34,104,290
                                                  ==============        =============

SYSTEMAX INC.
Condensed Consolidated Balance Sheet
 (In thousands)

                                                                 As of             As of
                                                               March 31,       December 31,
                                                                 2004             2003
                                                                 ----             ----
CURRENT ASSETS:
Cash and cash equivalents                                       $39,634           $38,702
Accounts receivable, net                                        162,754           152,435
Inventories                                                     154,592           133,905
Prepaid expenses and other current assets                        33,135            36,984
                                                           -------------  ----------------
Total Current Assets                                            390,115           362,026
Property, plant and equipment, net                               67,173            68,647
Other assets                                                     11,628            14,982
                                                           -------------  ----------------
TOTAL                                                          $468,916          $445,655
                                                           =============  ================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and notes payable to
banks                                                           $23,069           $20,814
Accounts payable and accrued expenses                           211,034           192,146
                                                           -------------  ----------------
Total Current Liabilities                                       234,103           212,960
Long-term debt                                                   18,149            18,353
Other liabilities                                                 1,702             1,768

Shareholders' equity                                            214,962           212,574
                                                           -------------  ----------------
TOTAL                                                          $468,916          $445,655
                                                           =============  ================

Systemax Inc.
Reconciliation of GAAP income to earnings excluding certain charges
(In thousands, except per share data)
(Unaudited)

                                                                Three months ended
                                                                     March 31,
                                                             2004               2003
                                                             ----               ----
    Income from operations                                  $5,203             $8,565
    Adjustments:
    Restructuring charges (1)                                4,042                112
    Earnings excluding certain charges before                -----                ---
    interest and income taxes                                9,245              8,677
    Interest and other expense, net                            647                214
    Earnings excluding certain charges before                  ---                ---
    income taxes                                             8,598              8,463
    Provision for income taxes                               3,365              3,350
                                                             -----              -----
    Earnings excluding certain charges                      $5,233             $5,113
                                                            ------             ------
    Earnings excluding certain charges per
    diluted share                                             $.15               $.15
    Diluted weighted average shares outstanding               ----               ----
                                                            35,218             34,104
                                                            ======             ======

(1) The $4.0 million of restructuring charges in the first quarter of 2004 is comprised primarily of severance and related costs for personnel terminated in the quarter.

NOTE - The above reconciliation is intended to present Systemax's operating results, excluding certain charges and providing income taxes (benefits) at local effective tax rates. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. The presentation of this financial measure facilitates meaningful comparison with prior periods.

Forward-Looking Statements

This press release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume, (b) economic conditions and exchange rates, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company’s management information systems, and (h) unanticipated legal and administrative proceedings. Please refer to the Forward Looking Statements section contained in Item 7 of the Company’s Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

– End –

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2004	SYSTEMAX INC. By: /s/ Steven M. Goldschein Steven M. Goldschein Senior Vice President and Chief Financial Officer